Exhibit 10.3

Execution Version

September 6, 2026

Via E-mail
Brent J. Beardall

Dear Brent:

As you are aware, WaFd, Inc. (the “Company”) plans to enter into an Agreement and Plan of Merger on or about September 6, 2026 (the “Merger Agreement”) with EverBank Financial Corp. (“EverBank”), pursuant to which EverBank will, subject to the terms and conditions set forth in the Merger Agreement, merge with and into the Company (the “Merger”), with the Company as the surviving corporation (hereinafter referred to in such capacity and together with EverBank, National Association, as the “Surviving Corporation”).  Reference is made to your Change of Control Agreement with the Company, dated as of August 17, 2015 (the “CIC Agreement”).

Effective as of, and subject to and contingent upon, the closing of the Merger (the “Closing”), in consideration for the promises and mutual covenants in the Merger Agreement, including your continued employment with the Surviving Corporation and the benefits you will receive in connection with the Merger, including the Continuity Payment (as defined below), you and the Company agree as set forth below.  For the avoidance of doubt, in the event the Merger Agreement is terminated in accordance with its terms, this letter agreement will be null and void ab initio and your CIC Agreement shall continue in full force and effect following such termination.

In consideration of your efforts toward the completion of the Merger and the covenants and waiver set forth herein, and in settlement of all of your rights under the CIC Agreement, the Surviving Corporation shall pay you a lump sum cash payment in the amount of $5,025,000 (the “Continuity Payment”), less applicable tax withholdings, payable within 60 days following the Closing, subject to your continued employment through the Closing.  Payment of the Continuity Payment is subject to your execution of a release of claims in a form provided by the Surviving Company, as contemplated by the CIC Agreement.

You hereby acknowledge and agree that, effective as of and following the Closing, (i) (a) any diminution of your authority, duties, or responsibilities, (b) a requirement that you report to the Chief Executive Officer of the Surviving Corporation instead of reporting directly to the Company’s Board of Directors immediately following the Merger, (c) any diminution in the budget over which you retain authority, or (d) any other action that would have constituted a material breach of the CIC Agreement (including failure of the Company’s successors to assume the CIC Agreement), in each case, in connection with your transition to the role of President and member of the Board of Directors of the Surviving Corporation immediately following the consummation of the transactions contemplated in the Merger Agreement, will not constitute “Good Reason” for purposes of the CIC Agreement or any other applicable arrangement or agreement you may have with the Company or any affiliate; (ii)  you hereby waive any and all rights or claims to any payments or benefits you may have been entitled to thereunder as a result of such a modification; (iii) you hereby waive the “Good Reason” trigger under Section 4(c)(iii) of the CIC Agreement relating to a material change in the geographic location at which you must perform services following the Closing, but only to the extent that, following the Closing, you are required to be principally employed at a location not more than 30 miles from the current location of the Company’s offices in Seattle, Washington or from Bellevue, Washington;  and (iv) the Surviving Corporation and its subsidiaries and affiliates shall have no further obligations to you under the CIC Agreement.

Any modification of the terms of this letter agreement shall only be valid if made in writing and signed by the parties hereto.  This letter agreement is governed by the laws of the State of Washington without regard to its conflict-of-law rules and each of the parties hereby submits to the exclusive jurisdiction of any federal or state court sitting in the State of Washington with respect to any claim or action arising relating to this letter agreement.

[Signature pages follow]

2

IN WITNESS WHEREOF, the parties have caused this letter agreement to be executed as of the date first written above.

WAFD, INC.

By:	/s/ Kelli Holz
Name: Kelli Holz
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Letter Agreement]

/s/ Brent J. Beardall
Brent J. Beardall

[Signature Page to Letter Agreement]